                                                                 EXHIBIT 10.12.1

                     FIRST AMENDMENT TO PURCHASE AGREEMENT

       THIS FIRST AMENDMENT TO PURCHASE AGREEMENT ("First Amendment") is made and entered into as of this 7th day of November, 2001, by and between STARBUCKS MANUFACTURING CORPORATION, a Washington corporation ("Purchaser"), and CVBP, A NEVADA LIMITED LIABILITY COMPANY ("Seller").

                               W I T N E S S E T H

       A. Seller and Purchaser entered into that certain Purchase Agreement ("Agreement") dated June 14, 2001, for the purchase by Purchaser of that certain property owned by Seller in Douglas County, Nevada, as more particularly described on Exhibits A and A-2 attached to the Agreement. Capitalized terms used herein and not defined shall be given the meanings assigned to them in the Agreement.

       B. In accordance with the terms of the Agreement, Seller and Purchaser have opened an escrow with First American Title Insurance Company in Walnut Creek, California.

       C. Purchaser and Seller have determined that this First Amendment is necessary in light of changed circumstances which have arisen since the execution of the Agreement.

       D. Purchaser and Seller desire to amend the Agreement as set forth herein in order to address such newly discovered matters.

       NOW, THEREFORE, for valuable consideration, including the promises and covenants contained herein, Purchaser and Seller hereby agree as follows:

       1. TITLE MATTERS

       Purchaser and Seller have received copies of the Preliminary Title Report issued by First American Title Company of Nevada (the "Title Company") dated August 14, 2001 (Commitment for Title Insurance No. 2001-47684-T02(A)/2001-47684-WDB(A) (the "Preliminary Title Report"), which contains various exceptions to the Title Policy which will be issued by the Title Company at the Closing. In connection with such exceptions, the parties hereto agree as follows:

              a. Exception Nos. 7, 8, and 9. Seller shall obtain and record a release agreement by Dangberg Holdings, LLC, the successor-in-interest to the ownership of property which was previously owned by the grantors under the documents referenced in said exceptions 7, 8 and 9, whereby as of the Closing Date, all such exceptions shall be released from the official records of Douglas County, Nevada. A copy of that Release Agreement, which is acknowledged by Purchaser to be acceptable and to satisfy Seller's obligations, is attached hereto as EXHIBIT A. Notwithstanding the foregoing, in no event shall Seller be deemed to have satisfied its obligation contained in this Paragraph 1 (a) until such time that the Title Company shall deem all such documentation sufficient to affirmatively remove all such exceptions from the Title Policy.

              b. Exception No. 10. Seller shall cause an abandonment by Douglas County of the easements running across the Northern portion of the Property and the Southern portion of the Property (the "North and South Easements") (both of which are more particularly described in Exception No. 10) to be recorded in the official records of Douglas County on or before the Closing Date. Seller shall cause the Title Company to amend Exception No. 10 on the Title Policy to reflect the fact that the North and South Easements no longer affect the Property.

              c. Exception Nos. 11 and 12. Seller agrees to provide Title Company with any and all required documentation, including without limitation an indemnity agreement, in order to cause the Title Company to affirmatively agree to remove such exceptions from the Title Policy.

              d. Exception No. 15. Seller agrees to obtain an estoppel certificate from the Association in the form attached hereto as EXHIBIT C. Seller further agrees to indemnify Purchaser as to the conformance of the Property with the recorded CC&Rs on or before the Closing of escrow in the form of an indemnity agreement attached hereto as EXHIBIT D.

              e. Exception Nos. 16 and 17. Seller agrees to obtain an estoppel certificate from Douglas County acknowledging that the agreements referenced in Exceptions Nos. 16 and 17 are currently fully performed and that no breach exists thereunder. Said estoppel certificate shall be in the form attached hereto as EXHIBIT B. Seller also agrees to provide Purchaser with an indemnity agreement to ensure that Purchaser is protected from any current breach or obligation based on non-performance by Seller under both such agreements, in the form attached hereto as EXHIBIT D.

       2. INFRASTRUCTURE AND UTILITY REQUIREMENTS

       Seller has the responsibility under the Agreement to provide a water line to the Property. Purchaser's development plans for the Property contemplated a ten inch (10") water line size. Douglas County has required that all water lines be upgraded to fourteen inch (14") water lines. In connection with such compulsory increase in water line size, the parties hereto agree as follows:

              (a) Seller will pay for the cost of installation of all water lines to the Property from Johnson Lane to the south end of Starbucks Way, which are required in connection with Purchaser's Project on the Property;

              (b) Purchaser shall reimburse Seller for the cost of the upsizing of such lines from eight inches (8") to fourteen inches (14") from Johnson Lane to Aviation Way ("Section 1") and from ten inches (10") to fourteen inches (14") from Aviation Way to the south end of Starbucks Way ("Section 2") (collectively, the "Sections 1 & 2 Work");

              (c) Purchaser shall also reimburse Seller for the costs of designing, permitting, and installation of the water line extension from the south end of Starbucks Way to a location beyond the Property ("Section 3") that is for Purchaser's use, as separately agreed with Douglas County (the "Section 3 Work"); and

              (d) Attached hereto as EXHIBIT E is a map indicating the location of the water lines and a summary of anticipated costs and payments. Purchaser's added costs to reimburse Seller for the Sections 1 & 2 Work shall not exceed a total sum of Seventy Seven Thousand Dollars ($77,000), and Purchaser's costs to reimburse Seller for the

Section 3 Work shall not exceed the total amount of the water-rights and water-connection-fee credits which Douglas County has committed to providing to Purchaser at the Closing without Purchaser's prior written consent. Purchaser's obligation to reimburse Seller for both the Sections 1 & 2 Work and the Section 3 Work shall be limited to reimbursement for Seller's out-of-pocket third-party expenses only, and all such amounts shall be paid to Seller at or after the Closing, provided that all work and invoices in connection therewith have been completed, reviewed and approved by Purchaser.

       3. ADJUSTMENT TO PURCHASE PRICE

       The Property is subject to a roadway easement which is twenty-five feet (25') wide and located along the entire length of the east side of the Property, identified as Exception No. 10 on the Preliminary Title Report, which burdens the Property and will not currently be released by Douglas County. Seller and Purchaser agree that the Purchase Price shall be reduced by the amount of Thirty Six Thousand Three Hundred Twenty Three Dollars and Ninety Six Cents ($36,323.96), in recognition of the potential impact to Purchaser as a result of said easement.

       4. PURCHASER'S REMEDIES

       Seller's complete compliance with the terms of this First Amendment shall be a condition precedent to Purchaser's obligations under the Purchase Agreement, including without limitation Purchaser's obligation to proceed with the Closing. In addition, in the event that Seller does not comply fully with the terms of this First Amendment, such failure shall be deemed a breach of the Agreement and an "Event of Default" under that certain Escrow Agreement dated as of October 8, 2001, by and between Seller, the Title Company and Purchaser (the "Escrow Agreement"), and Purchaser shall have all of the rights and remedies available to it under the Agreement and under the Escrow Agreement.

       5. INCORPORATION OF AGREEMENT

       As Amended by this First Amendment, the Agreement remains in full force and effect and is ratified, confirmed, and approved.

       6. COUNTERPARTS AND FACSIMILE

       This First Amendment may be executed in counterparts (which may be by fax, followed up with hard copy, but effective upon fax), each of which shall be deemed to be an original, and all of such counterparts shall together constitute one instrument. The headings to sections of this First Amendment are for convenient reference only and shall not be used in interpreting this First Amendment.

       IN WITNESS WHEREOF, the parties have executed this First Amendment the day and year first above written.

CVBP, A NEVADA LIMITED LIABILITY COMPANY


By: /s/ GARY COOK
    ------------------------------------
    GARY COOK, MANAGING MEMBER


By: /s/ LEONARD DETRICK
    ------------------------------------
    LEONARD DETRICK, MEMBER


STARBUCKS MANUFACTURING CORPORATION, a Washington corporation

By:
    ------------------------------------
Its:
    ------------------------------------

              As Amended by this First Amendment, the Agreement remains in full force and effect and is ratified, confirmed, and approved.

       6. COUNTERPARTS AND FACSIMILE

       This First Amendment may be executed in counterparts (which may be by fax, followed up with hard copy, but effective upon fax), each of which shall be deemed to be an original, and all of such counterparts shall together constitute one instrument. The headings to sections of this Second Amendment are for convenient reference only and shall not be used in interpreting this Second Amendment.

       IN WITNESS WHEREOF, the parties have executed this First Amendment the day and year first above written.

CVBP, LLC, a Nevada limited liability company

By:
    -----------------------------------------
    Gary Cook, Managing Member


STARBUCKS MANUFACTURING CORPORATION, a Washington corporation

By: /s/ [ILLEGIBLE SIGNATURE]
    -----------------------------------------

Its: /s/ [ILLEGIBLE SIGNATURE]
    -----------------------------------------


                                       5